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                                                                    Exhibit (5a)
                             SUB-ADVISORY AGREEMENT


         AGREEMENT made as of the 28th day of December, 1992 between CIGNA INVESTMENTS, INC., a corporation organized under the laws of the State of Delaware and having its principal place of business in Bloomfield, Connecticut (the "Adviser"), and CIGNA International Investment Advisors, Ltd., a corporation organized under the laws of the State of Delaware having its principal place of business in London, England (the "Sub-Adviser").

         WHEREAS, CIGNA Institutional Funds Group is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") having a single series of shares known as CIGNA International Stock Fund (the "Fund"); and

         WHEREAS, the Adviser and the Sub-Adviser are each engaged in the business of rendering investment management services and are registered under the Investment Advisers Act of 1940;

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1.(a) The Sub-Adviser is hereby appointed to provide investment advisory services to the Trust on behalf of the Fund for the period and on the terms herein set forth, in accordance with the terms of the Master Trust Agreement of the Trust as in effect from time to time (the "Trust Agreement"), the prospectus and statement of additional information relating to the Fund, each as in effect from time to time (referred to collectively as the "Prospectus"), and applicable law. A copy of the Prospectus dated the date hereof is attached hereto as Schedule A. The Sub-Adviser hereby accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation described in Schedule B hereto. Except as otherwise provided by applicable law, the only restrictions on the amount of any one investment, or on proportion of the Fund's portfolio which any one investment or any particular kinds of investment may contribute, are set forth in this Agreement and the Prospectus.

              (b) The Sub-Adviser is a member of Investment Management Regulatory Organisation Limited ("IMRO"), a self-regulatory organization, and is as such regulated by IMRO in the conduct of its investment business. The Sub-Adviser will provide services hereunder on the basis that CII is a "Non-private customer" under the rules of IMRO. The disclosures set forth in
Section 8 are made a part of this Agreement in accordance with IMRO requirements.


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         2.(a) The Sub-Adviser shall have investment discretion with respect to such portion of the Fund's assets as is specified from time-to-time by the Adviser (the "Managed Assets"). The Sub- Adviser, at its expense, will furnish continuously an investment program for the Fund with respect to the Managed Assets, will determine, subject to the supervision of the Adviser and the Board of Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held in cash, cash equivalents or other temporary investments and shall, on behalf of the Fund, make changes in the Fund's investments. The Sub-Adviser will advise the Fund's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, together with such other information as may be required by applicable law or regulation. From time to time as the Trustees of the Trust or the Adviser may reasonably request, the Sub-Adviser will furnish or cause to be furnished to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all at such times (but not less frequently than once every twelve months or such shorter period as may from time to time be required by applicable law) and in such detail as the Trustees or the Adviser may reasonably request. For the purpose of such reports, the value of the securities held in the Fund's portfolio will be calculated in accordance with the procedures described in the then current prospectus and statement of additional information of the Fund. Notwithstanding the foregoing, the Sub-Adviser shall upon the request of the Trustees, the Adviser, or the officers of the Trust, supply or cause to be supplied reports which compare the performance of the Fund with that of other mutual funds possessing similar investment objectives and policies. The Sub-Adviser will also inform the Trust's officers and Trustees on a current basis of changes in investment strategy or tactics and may from time to time contact those persons in order to discuss the investments of the Fund. The Sub-Adviser will make its officers and employees available to meet with the Trust's officers and Trustees on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

         (b) The Sub-Adviser, at its-own expense, shall place orders for the purchase and sale of portfolio securities for the account of the Fund with broker/dealers selected by the Sub-Adviser. The Sub- Adviser is authorized to submit any such order collectively with orders on behalf of other accounts under its management, provided that the Sub-Adviser shall have determined that such action is in the best interest of the Fund and is in accordance with applicable law, including, without limitation, Rule 17d-1 under the 1940 Act. In executing portfolio transactions for the Fund and selecting broker/dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available.


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In assessing the best overall terms available for any transaction, the
Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker/dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker/dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub- Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay to a broker/dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker/dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker/dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. In the event that the Sub-Adviser wishes to enter into an arrangement with any person pursuant to which it undertakes to place business with such person or any of its associates or any other person at such person's discretion in return for brokerage or research services provided by such person to the Sub-Adviser, or enters into any other Soft Commission Arrangement as defined by IMRO Rules as in effect from time to time, the Sub-Adviser will identify to the Trust in writing each such broker/dealer, or other person and the nature of such services and will obtain the consent of the Trust to the placing of business with such broker/dealer. The Sub-Adviser will not, without the Fund's prior consent, invest on behalf of the Fund in securities of which an issue or offer for sale was underwritten, managed or arranged by the Sub-Adviser or an associate of the Sub-Adviser during the preceding twelve months.

         3. The Sub-Adviser agrees to hold the Trust harmless with respect to any and all damages the Trust may sustain resulting from any dishonest act of any employee or agent of the Sub-Adviser. This Paragraph 3 is in addition to, and not by way of limitation of, any other rights of indemnification which the Trust may have hereunder or otherwise.

              (a) The Sub-Adviser may from time to time, to the extent permitted by the Trust Agreement, the Prospectus, this paragraph 3, and applicable law, buy and sell, options, futures contracts (including index futures contracts), and options on futures contracts (including options on index futures contracts) on behalf of the Fund. The Sub-Adviser will only effect transactions in such instruments for the purpose of protecting against possible adverse fluctuations in the values of investments or cash held by the Fund or which the Fund


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intends to purchase. The Adviser and the Trust recognize that the purchase and sale of options, futures contracts (including index futures contracts) and options on futures contracts (including options on index futures contracts) involve, among other things, the risks described in the Prospectus. Subject to the terms of the Prospectus, the Sub-Adviser has the power to effect and close out transactions for the Fund in options, futures contracts, and options on futures contracts (whether involving contingent liability for the Trust or the Fund and whether of a type traded on, or effected under the rules of an investment exchange recognized or designated for the purposes of the Financial Services Act or otherwise) provided, however, that; the Sub-Adviser may not, on behalf of the Fund, purchase or sell futures contracts or purchase related options if, immediately thereafter, the sum of the amount of margin deposits and premiums on open positions with respect to futures contracts and related options would exceed 5% of the market value of the Fund's total assets.

              (b) The services provided by the Sub-Adviser may relate to investments or assets denominated in various currencies. The Adviser and the Trust recognize that movements of currency exchange rates may have an effect, favourable or unfavourable, on the gain or loss otherwise experienced with respect to the investments or assets of the Fund.

              (c) In accordance with the provisions of the Investment Company Act of 1940, the Sub-Adviser may from time to time cause the Fund's assets to be held in bank accounts outside the U.S. and the U.K. However, the Sub-Adviser will not itself hold money or assets on behalf of the Fund.

              (d) The Sub-Adviser may not commit the Fund or the Adviser to a contract the performance of which may require either of them to supplement the assets of the Fund, nor may the Sub-Adviser commit the Fund or the Adviser to supplement the assets of the Fund by borrowing on their behalf.

              (e) The Sub-Adviser may not commit the Fund to act as a securities underwriter except to the extent that the Fund may, after prior consultation with the Treasurer of the Trust, invest up to 15% of its assets in illiquid securities (including repurchase agreements maturing in more than seven days) and, except to the extent that in connection with the disposition of such securities the Fund may be deemed to be an underwriter under the Securities Act of 1933.

              (f) The Sub-Adviser may not, without the Fund's prior consent, purchase or sell units in collective investment schemes on behalf of the Fund.

         4. The services of the Sub-Adviser to the Fund hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to render similar service to others so long as its services hereunder are not impaired or interfered with thereby.


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         5.(a) It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub- Adviser as directors, officers, shareholders or otherwise, that directors, officers, agents and shareholders of the Sub-Adviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Sub-Adviser may be interested in the Trust as a shareholder or otherwise, and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Trust Agreement and the Certificate of Incorporation of the Sub-Adviser, respectively, or by specific provision of applicable law.

              (b) The Sub-Adviser may not, without prior reference to the Fund, effect transactions with or for the Fund in which the Sub- Adviser or an affiliate of the Sub-Adviser has directly or indirectly a material interest (including, without limitation, transactions in which the Sub-Adviser acts as principal) or which may involve a conflict with the Sub-Adviser's duties hereunder.

         6.(a) This Agreement will take effect upon the date hereof following execution by the Sub-Adviser and shall thereafter continue in full force and effect from year to year, if its continuance is specifically approved at least annually by vote of a majority of the outstanding shares (as defined in the 1940
Act) of the Fund or by the Board of Trustees of the Trust, and in either event by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (within the meaning of the 1940 Act) of the Trust, the Adviser or the Sub-Adviser, such Trustees voting in person at a meeting called for such purpose; provided, however, that:

              (b) This Agreement may at any time be terminated without the payment of any penalty on 60 days' written notice to the Sub- Adviser either (i) by the Adviser, (ii) by the Trust, (A) by vote of the Board of Trustees of the Trust or (B) by vote of a majority of the outstanding voting securities of the Fund.

              (c) This Agreement shall immediately terminate in event of its assignment (as that term is defined in the 1940 Act) or upon expiration of the Master Investment Advisory Agreement now or hereinafter in effect between the Adviser and the Trust with respect to the Fund.

              (d) This Agreement may be terminated by the Sub-Adviser on 90 days' written notice to the Adviser and the Trust.

              (e) Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Sub-Adviser on behalf of the Trust at the time of such termination. The Sub-Adviser shall take all steps reasonably necessary after such termination to complete any such transaction.



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         7. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notices.

         8. As a member of IMRO the Sub-Adviser is regulated by IMR0 in the conduct of its investment business and the following information is given in accordance with the IMRO Rules:

                      The Sub-Adviser's complaint procedure is that complaints may be addressed to Vice President-Senior Equity Strategist at the Sub-Adviser's office at Park House, 16 Finsbury Circus, London, England EC2 7AX. If not resolved, any complaint may then be made in writing to the Managing Director, and such officer will investigate. CII may also complain directly to IMRO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                                  CIGNA INVESTMENTS, INC.


                                                  By /s/ Arthur C. Reeds, III
                                                    ----------------------------
                                                     Arthur C. Reeds III
                                                     President



                                                  CIGNA INTERNATIONAL
                                                  INVESTMENTS ADVISORS, LTD.


                                                  By /s/ Dennis H. Ferro
                                                    ----------------------------
                                                     Dennis H. Ferro
                                                     President

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                                   SCHEDULE A



Schedule A is incorporated by reference to the Prospectus.


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                                   SCHEDULE B
                                       TO
                             SUB-ADVISORY AGREEMENT



      The Adviser will pay the Sub-Adviser a fee calculated on a cost-reimbursement basis for services rendered during the first twelve months of the Fund's operation (the "Sub-Advisory Fee"). The fee will be paid quarterly in arrears. The Sub-Advisory Fee for subsequent years will be that amount as agreed to by the parties from time to time as evidenced by amendment to this Sub-Advisory Agreement. The Sub-Adviser will not be receiving any remuneration from any party other than CII for rendering services pursuant to this Agreement.

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